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Exhibit 99.1

                            NEWS RELEASE

Contacts:	Matt Assiff, SVP & CFO Copano Energy, L.L.C. 713-621-9547
Ken Dennard / ksdennard@drg-e.com Jack Lascar / jlascar@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

COPANO ENERGY, L.L.C. REPORTS FIRST QUARTER 2005 RESULTS

HOUSTON—May 9, 2005—Copano Energy, L.L.C. (NASDAQ: CPNO) today announced its financial results for the quarter ended March 31, 2005.

        "We are pleased to announce an 83% improvement in Copano's operating income to $6.4 million for the first quarter of 2005 as compared to the same period in 2004," said John Eckel, Chairman and Chief Executive Officer of Copano Energy. "Copano achieved this substantial increase in operating income despite a $1.7 million increase in its general and administrative costs of which $1.4 million will be reimbursed as a capital contribution by our pre-IPO investors pursuant to the "G&A Cap" contained in our limited liability agreement. Additionally, our distributable cash flow prior to any retained cash reserves established by our board provided over 180% coverage of our increased distribution payable for the quarter." Distributable cash flow is a non-GAAP financial measure that is defined and reconciled to the most directly comparable GAAP measures at the end of this press release.

        Net income was $5.4 million, or $0.51 per unit, for the first quarter of 2005 compared to a net loss of $0.6 million, or $0.43 per equivalent unit, for the first quarter of 2004.

        Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter of 2005 were $8.2 million, an increase of $3.1 million from EBITDA of $5.1 million for the first quarter of 2004. EBITDA is a non-GAAP financial measure that is defined and reconciled to the most directly comparable GAAP measures at the end of this press release.

        Revenue for the first quarter of 2005 increased approximately 32% to $126.8 million from $96.1 million in the first quarter of last year. Total gross margin increased from $9.8 million in the first quarter of 2004 to $14.6 million in the first quarter of 2005. Total gross margin is a non-GAAP financial measure that is defined and reconciled to the most directly comparable GAAP measure at the end of this press release.

        "In addition to the continuing positive impact of favorable natural gas and natural gas liquids prices, these operating results reflect increased natural gas liquids production and an improved contract and margin mix," added John Eckel.

First Quarter Operating Results by Business Segment

Copano Pipelines

        Copano Pipelines is comprised of a series of gathering and intrastate transmission systems totaling 1,367 miles of pipelines, which include 144 miles of pipelines owned by Webb/Duval Gatherers, an unconsolidated general partnership in which the Company owns a 62.5% interest. All of Copano Energy's pipeline operations are located in the Texas Gulf Coast region.

        During the first quarter of 2005, the Company gathered or transported an average of 358,659 MMBtu/d of natural gas on its pipelines, which included 229,798 MMBtu/d of natural gas on its wholly owned pipelines and 128,861 MMBtu/d on the Webb/Duval Gathering System, net of intercompany volumes. During the first quarter of 2004, the Company gathered and transported an average of 357,480 MMBtu/d of natural gas on its pipelines, which included 244,367 MMBtu/d of natural gas on its wholly owned pipelines and 113,113 MMBtu/d of natural gas on the Webb/Duval Gathering System, net of intercompany volumes. The reduction in volumes on its wholly owned pipelines was primarily attributable to the reduction of relatively low-margin transportation volumes.

        Gross margin for this segment in the first quarter of 2005 increased approximately 8% to $7.9 million compared to $7.3 million in the first quarter of 2004. The increase was the result of higher average natural gas prices during the first quarter of 2005, which caused an increase in margins associated with the Company's index price-related gas purchase and transportation arrangements and improvements in contract terms.

Copano Processing

        Copano Processing includes the Houston Central Processing Plant and the Sheridan NGL pipeline that extends from the tailgate of the processing plant to the Houston area.

        During the first quarter of 2005, Copano Energy, through its processing segment, processed an average of 569,216 MMBtu/d of natural gas compared to 546,411 MMBtu/d during the first quarter of 2004. For the same period, the Houston Central Processing Plant produced an average of 16,276 barrels per day of natural gas liquids compared to an average of 13,145 barrels per day during 2004's first quarter.

        Gross margin for the Copano Processing segment in the first quarter of 2005 increased to $6.6 million compared to $2.5 million in the first quarter of 2004. The increase in gross margin was the result of higher inlet throughput and higher production of natural gas liquids, or NGL, volumes combined with improved natural gas and NGL pricing.

        The improvement in commodity prices is reflected in the increase in the Company's "standardized" processing margin, which rose to an average of $0.14 per gallon for the first quarter of 2005 compared to an average of $0.08 per gallon during the first quarter of 2004. To isolate and consistently track changes in commodity price relationships and their impact on the Copano Processing segment's results, the Company calculates a hypothetical "standardized" processing margin. This processing margin is based on a fixed set of assumptions with respect to liquids composition and fuel consumption per recovered gallon, which the Company believes is generally reflective of its business. Because these assumptions are held stable over time, changes in underlying natural gas and NGL prices drive changes in the standardized processing margin. Copano Energy's financial results are not derived from the standardized processing margin and the standardized processing margin is not derived from Copano Energy's financial results. However, the Company believes this calculation is representative of its current commodity price environment and it is used by the Company to track commodity price relationships. Results of operations may not necessarily correlate to changes in the standardized processing margin because of the impact of factors other than commodity price relationships, such as volumes, changes in NGL composition, recovery rates and contract terms.

Unit Distributions

        On April 18, 2005, Copano Energy announced a first quarter 2005 cash distribution of $0.42 per unit for all of its outstanding common and subordinated units. This distribution, which represents a 5% increase above the minimum quarterly distribution, is scheduled to be paid on May 13, 2005 to holders of record at the close of business on May 2, 2005.

Conference Call Information

        Copano Energy will hold a conference call to discuss its first quarter 2005 financial results and recent developments at 9:00 a.m. Eastern Time (8:00 a.m. Central Time), on Tuesday, May 10, 2005. To participate in the call, dial (303) 262-2143 and ask for the Copano Energy call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at http://www.copanoenergy.com, on the "Investor Overview" page of the "Investor Relations" section of the Company's website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

        If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the "Investor Overview" page of the "Investor Relations" section of the Company's website. Additionally, a telephonic replay will be available through May 17, 2005 and may be accessed by calling (303) 590-3000 and using the pass code 11029207.

Use of Non-GAAP Financial Measures

        This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, total gross margin and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to our most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance. We use non-GAAP financial measures as measures of our core profitability or to assess the financial performance of our assets. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our performance.

        We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

  •
  the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

  •
  the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

  •
  our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

  •
  the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

        EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders and is used to compute our financial covenants under our credit facilities. EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA or similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do. We have reconciled EBITDA to net income and cash flows from operating activities.

        We define segment gross margin as our revenue less cost of sales. Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, costs we pay third parties to transport our volumes and costs we pay our affiliates to transport our volumes. We view segment gross margin as an important performance measure of the core profitability of our operations. This measure is a key component of our internal financial reporting and is used by our senior management in deciding how to allocate capital resources among business segments. The GAAP measure most directly comparable to segment gross margin is operating income.

        We define distributable cash flow as net income or loss plus: (1) depreciation and amortization expense; (2) cash distributions received from investments in unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (3) reimbursements by our pre-IPO unitholders of certain general and administrative expenses in excess of the "G&A Cap" defined in our limited liability agreement; (4) the subtraction of maintenance capital expenditures; and (5) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Maintenance capital expenditures represent capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Distributable cash flow is a significant performance metric used by senior management to compare basic cash flows generated by the Company (prior to the establishment of any retained cash reserves by our Board of Directors) to the cash distributions we expect to pay our unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity is generally determined by the unit's yield (which in turn is based on the amount of cash distributions the entity can pay to a unitholder). The GAAP measure most directly comparable to distributable cash flow is net income.

        Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region.

        This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company's actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the Company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in Copano's Securities and Exchange Commission filings.

—tables to follow—

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2005	2004
	(in thousands, except unit information)
Revenue:
Natural gas sales	$78,142	$61,888
Natural gas liquids sales	45,602	30,460
Transportation, compression and processing fees	2,170	3,408
Other	936	390

Total revenue	126,850	96,146

Costs and expenses:
Cost of natural gas and natural gas liquids	111,701	85,957
Transportation	598	419
Operations and maintenance	2,971	2,959
Depreciation and amortization	1,792	1,602
General and administrative	3,435	1,726
Taxes other than income	197	250
Equity in earnings from unconsolidated affiliate	(225)	(259)

Total costs and expenses	120,469	92,654

Operating income	6,381	3,492
Other income (expense):
Interest and other income	67	7
Interest and other financing costs	(1,023)	(4,119)

Net income (loss)	$5,425	$(620)

Basic net income (loss) per equivalent unit(1)	$0.51	$(0.43)
Basic weighted average number of equivalent units(1)	10,580	1,426
Diluted net income (loss) per equivalent unit(1)	$0.51	$(0.43)
Diluted weighted average number of equivalent units(1)	10,639	1,426

(1)
Based on the weighted average equivalent units outstanding during the periods presented. For periods prior to the initial public offering, equivalent units were calculated using the weighted average of pre-IPO common units and common special units adjusted by a conversion or exchange factor. The computation of diluted units outstanding for the three months ended March 31, 2004 excludes incremental units related to warrants previously held by preferred unitholders and the Tejas Warrant that was repurchased in November 2004 because these equity securities had an anti-dilutive effect as a result of losses reported by the Company for this period. Total units outstanding as of March 31, 2005 were 10,585,318 units, comprised of 7,066,192 common units and 3,519,126 subordinated units.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2005	2004
	($ in thousands)
Total gross margin	$14,551	$9,770
Operations and maintenance expenses	2,971	2,959
Depreciation and amortization	1,792	1,602
General and administrative expenses	3,435	1,726
Taxes other than income	197	250
Equity in earnings from unconsolidated affiliates	(225)	(259)

Operating income	6,381	3,492
Interest and other financing costs, net	(956)	(4,112)

Net income (loss)	$5,425	$(620)

Segment gross margin:
Pipelines(1)	$7,939	$7,257
Processing	6,612	2,513

Total gross margin	$14,551	$9,770

Segment gross margin per unit:
Pipelines ($/MMBtu)(1)	$0.38	$0.33
Processing:
Inlet throughput ($/MMBtu)(2)	0.13	0.05
NGLs produced ($/Bbl)(2)	4.51	2.10
Maintenance capital expenditures	$573	$713
Expansion capital expenditures	500	303

Total capital expenditures	$1,073	$1,016

Volumes:
Pipelines—throughput (MMBtu/d)(1)	229,798	244,367
Processing:
Inlet throughput (MMBtu/d)	569,216	546,411
NGLs produced (Bbls/d)	16,276	13,145
Operations and maintenance expenses:
Pipelines	$1,312	$1,429
Processing	1,659	1,530

Total operations and maintenance expenses	$2,971	$2,959

(1)
Excludes results and volumes associated with our interest in Webb/Duval Gatherers. Gross volumes transported by Webb/Duval Gatherers were 128,861 MMBtu/d and 113,113 MMBtu/d, net of intercompany volumes, for the three months ended March 31, 2005 and 2004, respectively.

(2)
Represents the total processing segment gross margin divided by the total inlet throughput or NGLs produced, as appropriate.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2005	2004
	(in thousands)
Cash Flows From Operating Activities:
Net income (loss)	$5,425	$(620)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,792	1,602
Amortization of debt issue costs	163	567
Equity in earnings from unconsolidated affiliate	(225)	(259)
Payment-in-kind interest on subordinated debt	—	814
Payment-in-kind interest to preferred unitholders	—	1,789
Accretion of preferred unitholders warrant value	—	405
Deferred compensation	83	—
Deferred rent	(15)	—
Deferred revenue	(6)	—
(Increase) decrease in:
Accounts receivable	2,234	(5,502)
Accounts receivable from affiliates	(105)	(20)
Prepayments and other current assets	258	329
Increase (decrease) in:
Accounts payable	286	2,866
Accounts payable to affiliates	24	(409)
Other current liabilities	977	567

Net cash provided by operating activities	10,891	2,129

Cash Flows From Investing Activities:
Additions to property, plant and equipment and intangible assets	(1,073)	(1,016)

Net cash used in investing activities	(1,073)	(1,016)

Cash Flows From Financing Activities:
Repayments of long-term debt	(4,000)	(7,800)
Proceeds from long-term debt	—	25,000
Escrow cash	(5)	1,001
Repayment of subordinated debt	—	(15,199)
Repayments of other long-term obligations	—	(8)
Deferred financing costs	(67)	(1,538)
Distributions to unitholders	(2,115)	—
Payment of offering costs	—	(477)

Net cash (used in) provided by financing activities	(6,187)	979

Net increase in cash and cash equivalents	3,631	2,092
Cash and cash equivalents, beginning of year	7,015	4,607

Cash and cash equivalents, end of period	$10,646	$6,699

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2005	December 31, 2004
	(in thousands, except unit information)
ASSETS
Current assets:
Cash and cash equivalents	$10,646	$7,015
Escrow cash	1,005	1,000
Accounts receivable, net	34,811	37,045
Accounts receivable from affiliates	1,276	1,141
Prepayments and other current assets	911	1,300

Total current assets	48,649	47,501

Property, plant and equipment, net	119,062	119,683

Intangible assets, net	4,420	4,469
Investment in unconsolidated affiliate	4,567	4,371
Other assets, net	2,229	2,375

Total assets	$178,927	$178,399

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Accounts payable	$37,246	$36,960
Accounts payable to affiliates	151	127
Note payable	219	350
Other current liabilities	1,754	777

Total current liabilities	39,370	38,214

Long-term debt	53,000	57,000
Other noncurrent liabilities	808	829
Members' capital:
Common units, no par value, 7,066,192 and 7,056,252 units issued and outstanding as of March 31, 2005 and December 31, 2004, respectively	94,595	94,325
Subordinated units, no par value, 3,519,126 units outstanding as of March 31, 2005 and December 31, 2004, respectively	10,379	10,379
Accumulated deficit	(18,617)	(21,927)
Deferred compensation	(608)	(421)

	85,749	82,356

Total liabilities and members' capital	$178,927	$178,399

Non-GAAP Accounting Measures

        The following table presents a reconciliation of the non-GAAP financial measures of (1) total gross margin (which consists of the sum of individual segment gross margins) to operating income, (2) EBITDA to the GAAP financial measures of net income and cash flows from operating activities and (3) distributable cash flow to net income for each of the periods indicated (in thousands, except unit information).

	Three Months Ended March 31,
	2005	2004
Reconciliation of total gross margin to operating income:
Operating income	$6,381	$3,492
Add: Operations and maintenance expenses	2,971	2,959
Depreciation and amortization	1,792	1,602
General and administrative expenses	3,435	1,726
Taxes other than income	197	250
Equity in earnings from unconsolidated affiliate	(225)	(259)

Total gross margin	$14,551	$9,770

Reconciliation of EBITDA to net income:
Net income	$5,425	$(620)
Add: Depreciation and amortization	1,792	1,602
Interest expense	1,023	4,119

EBITDA	$8,240	$5,101

Reconciliation of EBITDA to cash flows from operating activities:
Cash flow from operating activities	$10,891	$2,129
Add: Cash paid for interest	860	544
Equity in earnings of unconsolidated affiliate	225	259
(Decrease) increase in working capital and other	(3,736)	2,169

EBITDA	$8,240	$5,101

Reconciliation of net income to distributable cash flow:
Net income	$5,425	$(620)
Add: Depreciation and amortization	1,792	1,602
Amortization of debt issue costs	163	567
Deferred stock compensation	83	—
G&A reimbursement from pre-IPO unitholders	1,424	—
Non-cash interest expense and accretion of warrant value	—	3,008
Less: Equity in earnings of unconsolidated affiliate	(225)	(259)
Maintenance capital expenditures	(573)	(713)
Other	(21)	—

Distributable cash flow(1)	$8,068	$3,585

Minimum quarterly distribution ("MQD") at $0.40 per unit	$4,234	(2)
Distributable cash flow coverage of MQD	191%	(2)
Actual quarterly distribution ("AQD") at $0.42 per unit	$4,446	(2)
Distributable cash flow coverage of AQD	181%	(2)

(1) Prior to any retained cash reserves established by the Company's Board of Directors.

(2) Not applicable for periods prior to the Company's initial public offering in November 2004.

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COPANO ENERGY, L.L.C. REPORTS FIRST QUARTER 2005 RESULTS
COPANO ENERGY, L.L.C. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
COPANO ENERGY, L.L.C. AND SUBSIDIARIES OPERATING STATISTICS (Unaudited)
COPANO ENERGY, L.L.C. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
COPANO ENERGY, L.L.C. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)